SAMPLE ONLY

 NUMBER                         Imergent, Inc.                     SHARES
                       INCORPORATED UNDER THE LAWS OF THE
 COMMON STOCK                 STATE OF DELAWARE               CUSIP 45247Q 10 0
PAR VALUE $.001                                          SEE REVERSE FOR CERTAIN
                                                                 DEFINITIONS



THIS CERTIFIES that



                              ____________________________



is the record holder of       ____________________________


   FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.001, OF

                                 IMERGENT, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Delaware and all provisions of the Certificate of Incorporation, and the By-laws of the Corporation all as from time to time amended (copies thereof being on file with the Secretary of the Corporation) and the holder hereof, accepting this certificate, expressly assents thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

[SEAL] WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                                  COUNTERSIGNED AND REGISTERED
                                                     COLONIAL STOCK TRANSFER
                                                      Salt Lake City, Utah

                                                  By
                                                   TRANSFER AGENT AND REGISTRAR-
    DATED:                                         AUTHORIZED SIGNATURE

             Frank C. Heyman                        John J. Poelman
    Chief Financial Officer and Secretary       Chief Executive Officer